UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):	February 22, 2008

CHINA SKY ONE MEDICAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	000-26059	87-0430322
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 1706, No. 30 Di Wang Building, Gan Shui Road, Nandang District, Harbin, People’s Republic of China 150001
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code:	86-451-53994073 (China)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

࿶ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

࿶ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

࿶ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

࿶ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A amends and restates in its entirety the Current Report on Form 8-K of China Sky One Medical, Inc. filed with the Securities and Exchange Commission on February 28, 2008. This Form 8-K/A is being filed solely for the purpose of including a copy of the Equity Transfer Agreement as Exhibit 10.1.

Item 1.01. Entry into a Material Definitive Agreement.

On February 22, 2008, Harbin Tian Di Ren Medical Science and Technology Company, a limited liability company organized under the laws of the People’s Republic of China (“Harbin”), which is a wholly-owned subsidiary of American California Pharmaceutical Group, Inc., a California corporation wholly-owned by China Sky One Medical, Inc., a Nevada corporation (the “Registrant”), entered into an Equity Transfer Agreement (the “Equity Transfer Agreement”) with Heilongjiang Tianlong Pharmaceutical, Inc., a corporation organized under the laws of the People’s Republic of China (Heilongjiang”), which is in the business of manufacturing external-use pharmaceuticals. Pursuant to the Equity Transfer Agreement, Harbin shall acquire 100% of the issued and outstanding capital stock of Heilongjiang from Heilongjiang’s sole stockholder in consideration for an aggregate of approximately (i) $8,000,000 in cash, and (ii) $300,000 of shares of common stock of the Registrant. The acquisition, which is subject to the Registrant’s due diligence review of Heilongjiang, as well as approval by the appropriate regulatory authorities in the People’s Republic of China, is expected to close on or before March 31, 2008.

The foregoing description of the Equity Transfer Agreement does not purport to be complete and is qualified in its entirety by reference to the complete text of the Equity Transfer Agreement, which is filed as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Form 8-K/A.

Exhibit No.	Description

10.1	Equity Transfer Agreement

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA SKY ONE MEDICAL, INC.
(Registrant)

Date:	April 9, 2008	By:	/s/ Liu Yan Qing
Liu Yan Qing
Chairman, Chief Executive Officer and President